                                                                    EXHIBIT 99.1


                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                              Financial Statements

                                December 31, 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Logical Software Solutions Corporation:


We have audited the accompanying balance sheet of Logical Software Solutions Corporation as of December 31, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logical Software Solutions Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP



Seattle, Washington
June 30, 1998

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                                 Balance Sheets


                                                                                       DECEMBER 31           JUNE 30
                                       ASSETS                                            1997                  1998
                                                                                     -------------         -------------
                                                                                                           (UNAUDITED)
Current assets:
    Cash                                                                             $      42,663         $   1,016,581
    Accounts receivable, net of allowance for doubtful accounts of $10,000
      at December 31, 1997 and June 30, 1998                                               228,549               378,336
    Prepaid expenses                                                                        35,642                14,000
                                                                                     -------------         -------------
                Total current assets                                                       306,854             1,408,917
                                                                                     -------------         -------------

Property, equipment and leasehold improvements at cost                                     201,231               201,231
    Less accumulated depreciation and amortization                                         146,382               156,582
                                                                                     -------------         -------------
                Net property, equipment and leasehold improvements                          54,849                44,649
                                                                                     -------------         -------------

Capitalized software costs, less accumulated amortization of $519,415 and
    $640,031 at December 31, 1997 and June 30, 1998, respectively                          689,759               569,143
Other assets                                                                                 4,083                 4,083
                                                                                     -------------         -------------
                Total assets                                                         $   1,055,545         $   2,026,792
                                                                                     =============         =============

                           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                                 $      75,928         $     417,088
    Accrued liabilities                                                                     34,037                28,761
    Deferred revenue                                                                        56,060                51,766
    Due to shareholders                                                                    543,167               550,388
    Proceeds from INTERLINQ Software Corporation                                                --             1,000,000
                                                                                     -------------         -------------
                Total current liabilities                                                  709,192             2,048,003
                                                                                     -------------         -------------

Shareholders' equity (deficit):
    Common stock, $.001 par value.  Authorized 1,000,000 shares; issued and
      outstanding 161,580 shares at December 31, 1997 and June 30, 1998                        162                   162
    Additional paid-in capital                                                             448,617               448,617
    Accumulated deficit                                                                    (81,797)             (449,361)
    Treasury stock, 51 shares at cost                                                      (20,629)              (20,629)
                                                                                     -------------         -------------
                Total shareholders' equity (deficit)                                       346,353               (21,211)

Commitments
                                                                                     -------------         -------------
                Total liabilities and shareholders' equity (deficit)                 $   1,055,545         $   2,026,792
                                                                                     =============         =============


See accompanying notes to financial statements.

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                            Statements of Operations


                                                                                SIX MONTHS ENDED
                                                    YEAR ENDED                     JUNE 30,
                                                   DECEMBER 31,         -----------------------------------
                                                       1997                 1997                  1998
                                                  -------------         -------------         -------------
                                                                                    (UNAUDITED)
Net revenues:
    Software license fees                         $     722,421         $     496,045         $      28,500
    Software support fees                                68,461                40,841                46,339
    Services                                            601,725               362,620               563,284
                                                  -------------         -------------         -------------

                Total net revenues                    1,392,607               899,506               638,123
                                                  -------------         -------------         -------------

Cost of revenues:
    Software license fees                               221,484               109,242               120,616
    Software support fees                                16,054                 8,023                 1,743
    Services                                            287,199               126,266               538,101
                                                  -------------         -------------         -------------

                Total cost of revenues                  524,737               243,531               660,460
                                                  -------------         -------------         -------------

                Gross margin                            867,870               655,975               (22,337)
                                                  -------------         -------------         -------------

Operating expenses:
    Product development                                  95,854                71,320                78,551
    Sales and marketing                                 279,366               166,974               100,423
    General and administrative                          375,687               166,897               166,308
                                                  -------------         -------------         -------------

                Total operating expenses                750,907               405,191               345,282
                                                  -------------         -------------         -------------

                Operating income (loss)                 116,963               250,784              (367,619)

Net interest and other income (expense)                  (7,140)               (6,182)                   55
                                                  -------------         -------------         -------------

                Net income (loss)                 $     109,823         $     244,602         $    (367,564)
                                                  =============         =============         =============


Pro forma (unaudited):
    Income before income taxes                    $     109,823
    Income tax expense                                   37,951
                                                  -------------

                Net income                        $      71,872
                                                  =============


See accompanying notes to financial statements.

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                  Statements of Shareholders' Equity (Deficit)


                                                                                                             TOTAL
                                                                  ADDITIONAL                               SHAREHOLDERS'
                                                       COMMON      PAID-IN    ACCUMULATED     TREASURY      EQUITY
                                                       STOCK       CAPITAL      DEFICIT         STOCK      (DEFICIT)
                                                    ------------ ------------ ------------  ------------  ------------
Balances at December 31, 1996                       $        150 $      9,948 $     17,988  $    (20,629) $      7,457

Dividends                                                     --           --     (209,608)           --      (209,608)
Issuance of 11,580 shares of common stock in
    exchange for cash and cancellation of
    amounts due to shareholders                               12      438,669           --            --       438,681
Net income for the year ended December 31, 1997               --           --      109,823            --       109,823
                                                    ------------ ------------ ------------  ------------  ------------

Balances at December 31, 1997                                162      448,617      (81,797)      (20,629)      346,353

Net loss for the six months ended June 30, 1998
    (unaudited)                                               --           --     (367,564)           --      (367,564)
                                                    ------------ ------------ ------------  ------------  ------------

Balances at June 30, 1998 (unaudited)               $        162 $    448,617 $   (449,361) $    (20,629) $    (21,211)
                                                    ============ ============ ============  ============  ============


See accompanying notes to financial statements.

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                            Statements of Cash Flows


                                                                                                          SIX MONTHS ENDED
                                                                                YEAR ENDED                    JUNE 30,
                                                                               DECEMBER 31,        --------------------------------
                                                                                   1997                 1997               1998
                                                                               ------------        ------------        ------------
                                                                                                              (UNAUDITED)
Cash flows from operating activities:
    Net income (loss)                                                          $    109,823        $    244,602        $   (367,564)
    Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization of property, equipment and
           leasehold improvements                                                    16,574               8,727              10,200
         Amortization of capitalized software costs                                 221,484             109,241             120,616
         Change in certain assets and liabilities:
           Accounts receivable                                                       (3,071)            (84,522)           (149,787)
           Prepaid expenses                                                         (33,685)            (41,512)             21,642
           Other assets                                                              (1,033)             (3,343)                 --
           Accounts payable                                                          21,949              13,280             341,160
           Accrued liabilities                                                       11,229               8,287              (5,276)
           Deferred revenue                                                        (402,724)           (428,102)             (4,294)
                                                                               ------------        ------------        ------------

                Net cash used in operating activities                               (59,454)           (173,342)            (33,303)
                                                                               ------------        ------------        ------------

Cash flows from investing activities:
    Purchases of property and equipment                                             (34,148)            (22,789)                 --
    Capitalization of software costs                                               (112,561)            (17,083)                 --
                                                                               ------------        ------------        ------------

                Net cash used in investing activities                              (146,709)            (39,872)                 --
                                                                               ------------        ------------        ------------

Cash flows from financing activities:
    Increase in due to shareholders                                                 214,603             227,381               7,221
    Sale of common stock                                                            243,831             243,831                  --
    Dividends                                                                      (209,608)           (209,608)                 --
    Proceeds from INTERLINQ Software Corporation                                         --                  --           1,000,000
                                                                               ------------        ------------        ------------

                Net cash provided by financing activities                           248,826             261,604           1,007,221
                                                                               ------------        ------------        ------------

                Net increase in cash                                                 42,663              48,390             973,918

Cash at beginning of period                                                              --                  --              42,663
                                                                               ------------        ------------        ------------

Cash at end of period                                                          $     42,663        $     48,390        $  1,016,581
                                                                               ============        ============        ============

Supplemental disclosure of cash flow information - cash paid during
    the period for interest                                                    $     13,875        $     13,180        $        360
                                                                               ============        ============        ============

Supplemental schedule of noncash financing activities - sale of common
    stock in exchange for cancellation of amounts due to shareholders          $    194,850        $    194,850        $         --
                                                                               ============        ============        ============


See accompanying notes to financial statements.

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                          Notes to Financial Statements

                                December 31, 1997

        (Information with regard to June 30, 1997 and 1998 is unaudited)


(1)     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


        (a)     DESCRIPTION OF BUSINESS

                Logical Software Solutions Corporation (Company) provides application integration/workflow solutions that integrate disparate systems and applications to route information and processes seamlessly across an entire enterprise. These solutions coordinate activities across legacy systems, enterprise applications, databases and Internet technologies. The Company was founded in 1987 and has offices in Maryland and Montana. The Company sells and distributes its products primarily in the United States.


        (b)     PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                Depreciation and amortization of property, equipment and leasehold improvements are provided on the straight-line method over the estimated useful lives of the assets or respective lease terms if shorter.

                Management periodically evaluates property, equipment and leasehold improvements for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.


        (c)     PRODUCT DEVELOPMENT AND CAPITALIZED SOFTWARE COSTS

                Software development costs incurred in conjunction with product development are charged to product development expense in the period the cost is incurred until technological feasibility is established. Thereafter, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value.

                Amortization of capitalized software costs begins when the related software is available for general release to customers and is provided for each software product based on the greater of (i) the ratio of current gross revenues to total current and anticipated future gross revenues for the related software or
                (ii) the straight-line method over the economic life of the software.

                The estimates of anticipated future gross revenues and economic life of the Company's products are subject to risks inherent in the software industry, such as changes in technology and customer perceptions. Management regularly reviews these estimates and makes adjustments as appropriate.


        (d)     REVENUE RECOGNITION

                The Company recognizes revenue from software license fees upon delivery provided that no significant obligations of the Company remain and collection of the resulting receivable is probable. Software support fees are charged separately and are recognized over the life of the related support agreements. Service revenues include consulting, training and other services and are recognized as the services are provided.

                                                                     (Continued)

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                          Notes to Financial Statements

                                December 31, 1997

        (Information with regard to June 30, 1997 and 1998 is unaudited)

                Effective January 1, 1998, the Company adopted Statement of Position (SOP) 97-2, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants. The statement provides specific industry guidance and stipulates that revenue recognized from software arrangements is to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. Under SOP 97-2, the determination of fair value is based on objective evidence which is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered. Revenue allocated to software products, specified upgrades and enhancements is generally recognized upon delivery of the related products, upgrades and enhancements. The adoption of SOP 97-2 did not have a material impact on the Company's revenue recognition for the six months ended June 30, 1998.


        (e)     INCOME TAXES

                The shareholders of the Company have elected to utilize the provisions of Subchapter S of the Internal Revenue Code and thus include the Company's net income in their personal income tax returns. Accordingly, the Company's historical statements of operations do not include a provision for income taxes. The Company has presented a pro forma provision for income taxes as if the Company had not been an S corporation for the year ended December 31, 1997.


        (f)     USE OF ESTIMATES

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


        (g)     CONCENTRATIONS OF CUSTOMERS AND MARKET RISK

                The Company markets its products primarily to businesses involved in certain vertical markets such as healthcare, utilities, government and insurance. Changes in these industries and other economic factors could affect the economic stability of these businesses and their ability, as a group, to purchase the Company's products. As a result, the Company's success in marketing its products may fluctuate in accordance with these economic factors.

                During the year ended December 31, 1997, two customers accounted for 53% of the Company's total net revenues. During the six months ended June 30, 1997, one customer accounted for 49% of the Company's total net revenues. During the six months ended June 30, 1998, one customer accounted for 72% of the Company's total net revenues.

                Included in software license fees for the year ended December 31, 1997 and the six months ended June 30, 1997 are revenues of $428,102 which had previously been deferred under an OEM

                                                                     (Continued)

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                          Notes to Financial Statements

                                December 31, 1997

        (Information with regard to June 30, 1997 and 1998 is unaudited)

                agreement. The agreement was terminated in January 1997 at which point the Company recognized the revenue since all of the Company's obligations under the agreement were terminated.


        (h)     INTERIM FINANCIAL STATEMENTS

                The accompanying balance sheet as of June 30, 1998, and the statements of operations and cash flows for the six months ended June 30, 1998 and June 30, 1997, and the statements of shareholders' equity for the six months ended June 30, 1998 are unaudited, but in the opinion of management, include all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.


(2)     PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                Major classes of property, equipment and leasehold improvements as of December 31, 1997 and June 30, 1998 are as follows:


                                                    ESTIMATED
                                                   USEFUL LIFE
                                                  ------------
Furniture and fixtures         $       24,859          7 years
Computer equipment                    174,927     3 to 5 years
Leasehold improvements                  1,445          5 years
                               --------------
                               $      201,231
                               ==============


(3)     DUE TO SHAREHOLDERS

        Amounts due to shareholders include the following:


                          DECEMBER 31,      JUNE 30,
                              1997            1998
                         -------------    -------------
Salaries payable         $     504,837    $     504,837
Notes payable                   38,330           45,551
                         -------------    -------------

                         $     543,167    $     550,388
                         =============    =============


        The salaries payable are noninterest bearing. The notes payable accrue interest at 9% per year. By agreement among the shareholders, these amounts are payable upon availability of funds.

                                                                     (Continued)

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                          Notes to Financial Statements

                                December 31, 1997

        (Information with regard to June 30, 1997 and 1998 is unaudited)

(4)     LEASE COMMITMENTS

        The Company leases office space and equipment under operating leases expiring from 1998 to 2002. Future minimum payments on operating leases as of December 31, 1997 are as follows:

      1998                     $     55,540
      1999                           51,216
      2000                           34,355
      2001                            7,996
      2002                            2,016

        Rent expense amounted to $49,493 for the year ended December 31, 1997, and $23,119 and $32,826 for the six months ended June 30, 1997 and 1998, respectively.


(5)     NET INTEREST AND OTHER INCOME (EXPENSE)

        Net interest and other income (expense) consists of:


                                                   SIX MONTHS ENDED
                           YEAR ENDED                  JUNE 30,
                          DECEMBER 31,     -------------------------------
                              1997              1997             1998
                         -------------     -------------     -------------
Interest income          $         335     $         335     $          --
Interest expense               (13,875)          (13,180)             (360)
Other, net                       6,400             6,663               415
                         -------------     -------------     -------------
                         $      (7,140)    $      (6,182)    $          55
                         =============     =============     =============


(6)     FINANCIAL INSTRUMENTS

        The Company's financial instruments consist primarily of cash, accounts receivable and accounts payable. These financial instruments have a short term until maturity or settlement in cash and, therefore, the carrying value approximates fair value. It is not practicable to estimate the fair value of amounts due to shareholders due to the related party nature of these financial instruments.

                                                                     (Continued)

                     LOGICAL SOFTWARE SOLUTIONS CORPORATION

                          Notes to Financial Statements

                                December 31, 1997

        (Information with regard to June 30, 1997 and 1998 is unaudited)

(7)     PRO FORMA FEDERAL INCOME TAXES (UNAUDITED)

        Pro forma income tax expense (benefit) for the year ended December 31, 1997 consists of:


                        CURRENT           DEFERRED          TOTAL
                     -------------     -------------    -------------
U.S. federal         $     (69,714)    $     107,665    $      37,951
                     =============     =============    =============


        Pro forma income tax expense differs from the "expected" tax expense computed by applying the U.S. federal corporate graduated tax rate to income before pro forma income taxes primarily due to the following:


Computed expected pro forma tax expense         $      37,340
Nondeductible expenses                                    611
                                                -------------
                                                $      37,951
                                                =============


        The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1997, primarily relate to capitalized software and accrued liabilities.


(8)     SUBSEQUENT EVENT

        On June 30, 1998, the shareholders of the Company sold all of the outstanding stock of the Company to INTERLINQ Software Corporation (INTERLINQ) in exchange for $3,600,000 in cash (of which $1,000,000 was received on June 30, 1998) and 233,334 shares of common stock of INTERLINQ.